EXHIBIT 10.81






                           SETTLEMENT AGREEMENT

                                   among

                                 UTILIMED, INC.,

                               J.H. WHITNEY & CO.,

                         WHITNEY 1990 EQUITY FUND, L.P.,

                     WHITNEY SUBORDINATED DEBT FUND, L.P.,

                        CHASE VENTURE CAPITAL ASSOCIATES,

                        a California Limited Partnership,

                               ALAN P. MINTZ, M.D.

                                      and

                                  JOHN E. ADAMS


                         -------------------------------

                            Dated as of June 27, 1996

                         -------------------------------




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                              SETTLEMENT AGREEMENT
                              --------------------

    SETTLEMENT AGREEMENT, dated as of June 27, 1996, among UTILIMED, INC., an Illinois corporation (the "COMPANY"), J.H. WHITNEY & CO., a New York limited
                          ---------
partnership ("JHW"), WHITNEY 1990 EQUITY FUND, L.P., a Delaware limited partnership ("WHITNEY EQUITY FUND"), WHITNEY SUBORDINATED DEBT FUND, L.P., a
             ---------------------
Delaware limited partnership ("WHITNEY DEBT FUND," and together with JHW and the
                               -----------------
Whitney Equity Fund, the "WHITNEY GROUP"), CHASE VENTURE CAPITAL ASSOCIATES, a
                         ---------------
California limited partnership ("CVCA," and together with the Whitney Group, the
                                 ----
"INVESTORS"), ALAN P. MINTZ, M.D. and JOHN E. ADAMS.
 ---------
    WHEREAS, on September 6, 1995, the Investors, Dr. Mintz, Mr. Adams and certain others entered into a Restructuring Agreement pursuant to which, among other things, Dr. Mintz and Mr. Adams were issued Class A Common Stock Purchase Warrants (each a "Warrant," and together, the "Warrants") by the Company to purchase 986,894 shares and 394,872 shares, respectively, of Class A Common Stock, no par value (the "Common Stock"), upon the occurrence of certain conditions set forth in the Warrants; and

    WHEREAS, the parties hereto desire to, among other things,(i) cancel the Warrants, (ii) agree upon a transfer of shares of Common Stock to Dr. Mintz and Mr. Adams in the event of an initial public offering or sale transaction within the time frame described below and (iii) grant a release of liability from claims in accordance with the terms and conditions set forth below.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

    1.    Cancellation of Warrants and Transfer of Stock. Dr. Mintz and Mr.
          ------------------------------------------------
Adams agree that concurrently with the execution and delivery of this Agreement they shall surrender to the Company for cancellation the Warrants that were previously issued to them by the Company for the purchase of 986,894 shares and 394,872 shares, respectively, of Common Stock. In exchange therefor, each of the Whitney Group, on the one hand, and CVCA, on the other hand, severally agrees that if the Company (i) consummates an Initial Public Offering (as defined below) on or before June 30, 1997 (subject to extension to September 30, 1997 if the Company has filed a registration statement for an Initial Public Offering on or before June 30, 1997 and such Initial Public Offering is consummated on or before September 30, 1997); or (ii) consummates a Qualified Sale Transaction (as defined below) on or before June 30, 1997

(subject to extension to September 30, 1997 if definitive documentation for a Qualified Sale Transaction has been executed on or prior to June 30, 1997 and such Qualified Sale Transaction is consummated on or before September 30, 1997), it will transfer to Dr. Mintz and Mr. Adams the number of shares of Common Stock set forth opposite its name below concurrently with the consummation of such an Initial Public Offering or Qualified Sale Transaction, as the case may be:

                      SHARES TO MINTZ     SHARES TO ADAMS
                      ---------------     ---------------

 Whitney Group            59,548               23,826

 CVCA                     59,548               23,826

 Total                    119,096              47,652

          For purposes hereof:

          "Initial Public Offering" shall mean the first underwritten offering
           -----------------------
by the Company of its Common Stock pursuant to an effective registration statement on Form S-1 or otherwise under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          "Net cash Proceeds" shall mean, with respect to any Sale Transaction,
           -----------------
(i) the cash proceeds received by the Investors, minus (ii) brokerage
                                                 -----
commissions or underwriting fees and all other costs, fees and expenses of the Investors associated with such Sale Transaction (including, without limitation, fees, charges and disbursements of counsel and reasonable fees and expenses of investment bankers or other third party financial experts).

          "Qualified Sale Transaction" means a Sale Transaction in which (i) the
           --------------------------
senior subordinated promissory notes in the aggregate principal amount of $10,000,000.00 payable to Whitney Subordinated Debt Fund, L.P. and CVCA, together with all accrued and unpaid interest thereon, are repaid and (ii) the Investors receive Net Cash Proceeds in excess of $75,000,000.00 for the Series A Preferred Stock, no par value, and Common Stock of the Investors.

          "Sale Transaction" shall mean (i) any sale of the capital stock of the
           ----------------
Company owned by the Investors or (ii) any merger, consolidation, sale or other business combination involving the Company, in each case in one transaction or a series of transactions occurring prior to the consummation of any Initial Public Offering.








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                                                                             3


          2.    Execution of Ancillary Documentation.   Dr. Mintz and Mr. Adams
                ------------------------------------
agree that concurrently with the execution and delivery of this Agreement each of them will, and in the case of Dr. Mintz, the trustee of each of the irrevocable trusts established for the benefit of his children will, execute where appropriate the documents attached hereto as Exhibits A-G.
                                                   ------------

          3.    Registration Rights Agreement. Section 5(a) of the Registration
                -----------------------------
Rights Agreement, dated as of November 3, 1994 among the Company, the Investors, Dr. Mintz, Mr. Adams and certain other parties (the "Registration Rights
                                                     -------------------
Agreement") provides, among other things, that Dr. Mintz and Mr. Adams agree
- ---------
not to make any public sale or distribution of any Registrable Securities (as defined in the Registration Rights Agreement) or any securities convertible into or exchangeable or exercisable for such Registrable Securities at any time following two years after the effective date of any Initial Public Offering by the Company without the prior written consent of JHW and CVCA. The Investors hereby irrevocably consent to any public sale or distribution of any Registrable Securities or any securities convertible into or exchangeable or exercisable for such Registrable Securities at any time following one year after the effective date of any Initial Public Offering by the Company.

          4.    Mutual Release and Covenant Not to Sue.
                --------------------------------------

               (a) Alan P. Mintz, M.D. and John E. Adams on behalf of themselves and their heirs, executors, administrators, legal representatives, predecessors, successors and assigns, together with the respective past, present and future agents, representatives, partners, affiliates, heirs, executors, administrators, successors and assigns of any or all of them (the "Shareholder Releasors") hereby fully, finally and forever waive, release and discharge, as applicable, the Company, the Investors, Morgan Stanley & Co. Incorporated, Smith Barney Inc., Volpe Welty & Company and any other underwriter or member of the underwriting syndicate or dealer group in connection with the Company's initial public offering, and each of their respective predecessors, control persons, subsidiaries, parent companies, divisions, affiliates, heirs, executors, administrators, past and present officers, directors, agents, shareholders, employees, partners, attorneys, successors and assigns and any or all of them (the "Company Releasees") from any and all claims, causes of action, demands, suits, costs, expenses and damages that against the Company Releasees, the Shareholder Releasors ever had, now have or hereafter can, shall or may have of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising,


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                                                                           4


whether at law or in equity, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement. The parties acknowledge and agree that the foregoing release shall specifically include any matters relating to the Company, the Company's contemplated initial public offering (including the selection by the Company of underwriters) or any transactions entered into by the Company through the date hereof and that this specific reference to such matters is not in any way intended to limit the generality of the immediately preceeding sentence. Notwithstanding the foregoing, nothing contained in this paragraph shall be deemed to (i) release, waive or discharge any claims, defenses, causes of action, demands, suits, costs, expenses and damages that the Shareholder Releasors or either of them have or may have against Lawrence Rubinstein and which may be asserted in connection with claims related to the company known as Professional Management & Billing, Inc. in any lawsuit, arbitration mediation or other forum or (ii) extinguish or restrict any of the rights, duties or obligations created by, continued by, or confirmed by the other provisions of this Agreement or any agreements related hereto.

          The Shareholder Releasors covenant that he, she or it, as the case may be, will not commence, maintain, participate in or be a party to any lawsuit, action, claim or cause of action against the Company Releasees in connection with, arising out of or relating to any matters relating to the Company, the Company's contemplated initial public offering (including the selection by the Company of underwriters) or any transactions entered into by the Company through the date hereof. In the event of a breach by the Shareholder Releasors or either of them of the foregoing covenant, each of the Company Releasees shall be entitled, in addition to all other available remedies, to recover their respective reasonable attorney's fees and expenses incurred as a result of such breach. Nothing in this paragraph, however, shall preclude (i) the Shareholder Releasors or either of them from commencing, maintaining or participating in or being a party to any lawsuit, action, claim or cause of action against Lawrence Rubinstein and which may be asserted in connection with claims related to the company known as Professional Management & Billing, Inc. or (ii) any action to enforce this Agreement.

          (b) The Company and the Investors on behalf of themselves and their predecessors, subsidiaries, parent companies, divisions, affiliated corporations, heirs, executors, administrators, past and present officers, directors, agents, shareholders, employees, partners, attorneys, successors and assigns (the "Company Releasors") hereby fully, finally and forever waive, release and discharge, as applicable, Alan P. Mintz and John E. Adams and their heirs, executors, administrators, legal representatives, predecessors, successors and assigns, together with the respective past, present and future agents, representatives, partners, affiliates, heirs, executors, administrators, successors and assigns of any or all of them (the "Shareholder Releasees") from any and all claims, causes of action, demands, suits, costs, expenses and damages that against the Shareholder Releasees, the Company Releasors ever had, now have or hereafter can, shall or may have of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether at law or in equity, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement. The parties acknowledge and agree that the foregoing release shall specifically include any matters relating to the Company, the Company's contemplated initial public offering (including the selection by the Company of underwriters) or any transactions entered into by the Shareholder Releasees (including any and all actions taken while acting as an officer or director of the Company) through the date hereof and that this specific reference to such matters is not in any way intended to limit the generality of the immediately preceeding sentence. Notwithstanding the foregoing, nothing contained in this paragraph shall be deemed to extinguish or restrict any of the rights, duties or obligations created by, continued by, or confirmed by the other provisions of this Agreement or any agreements related hereto.

          Each of the Company Releasors hereby covenants that it will not commence, maintain, participate in or be a party to any lawsuit, action, claim or cause of action against the Shareholder Releasees in connection with, arising out of or relating to any matters relating to the Company, the Company's contemplated initial public offering (including the selection by the Company of underwriters) or any transactions entered into by the Shareholder Releasees (including any and all actions taken while acting as an officer or director of the Company) through the date hereof. In the event of a breach by the Company Releasors or any of them of the foregoing covenant, each of the Shareholder Releasees shall be entitled, in addition to all other available remedies, to recover their respective reasonable attorney's fees and expenses incurred as a result of such breach. Nothing in this paragraph, however, shall preclude any action to enforce this Agreement.

          5.  Miscellaneous
              -------------

              (a) Binding upon Successors. This Agreement shall inure to the
                  ------------------------
benefit of and be binding upon the successors and assigns of the parties hereto.


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                                                                            6


              (b) Costs and Expenses. Each of the Company, on the one hand, and
                  ------------------
Dr. Mintz and Mr. Adams, on the other hand in connection with the preparation of the Agreement and the carrying out of the matters contemplated herein, shall bear his or its own costs, expenses and attorneys' fees.

              (c) Representation by Counsel. Each party acknowledges (i) that it
                  -------------------------
has been represented by independent legal counsel of its own choice through all of the negotiations which preceded the execution of this Agreement, (ii) that it has read this Agreement and assents to all of the terms and conditions contained herein without any reservation whatsoever and (iii) that it has executed this Agreement with the consent and upon the advice of such independent legal counsel.

              (d) Notices. All notices and other communications hereunder to the
                  -------
Company or the Investors shall be given in accordance with Section 9.2 of the Stock Purchase Agreement, dated as of November 3, 1994, among the Company, Whitney 1990 Equity Fund, Whitney, CVCA and the other parties named therein (the "Stock Purchase Agreement"). All notices and other communications hereunder to Dr. Mintz or Mr. Adams shall be given as follows:

              (a) if to Dr. Mintz:

                  Alan P. Mintz, M.D.
                  c/o Rebecca C. Meriwether
                  Bell, Boyd & Lloyd
                  70 West Madison Street
                  Suite 3000
                  Chicago, Illinois

              (b) if to Mr. Adams:

                  John E. Adams
                  115 East Laurel Avenue
                  Lake Forest, Illinois 60045

              (e) Entire Agreement; Modifications. This Agreement contains the
                  -------------------------------
entire agreement among the parties with respect to the subject matter hereof, and such agreement supersedes all prior agreements, written or oral, whether binding or non-binding, among any of the parties hereto, with respect to the subject matter hereof. No representations, warranties or inducements have been made to the parties hereto or their counsel concerning this Agreement and the agreements related hereto other than those representations, warranties and covenants contained herein and in the agreements related hereto. Dr. Mintz and Mr. Adams, on the one hand, and the Company and the Investors, on the other hand, each hereby acknowledge that they are not relying upon anything said to them in the course of discussions with each other or legal counsel therefor. No waiver, modification or amendment of the terms of this Agreement shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth. Any failure by any party to insist upon the strict performance by any other party of any of the provisions of this Agreement shall not be deemed a waiver of any of the provisions hereof, and such party, notwithstanding such failure shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Agreement to be performed by such other party.

              (f) Headings. The headings contained in this Agreement are
                  --------
inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

              (g) Governing Law. This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of Illinois, without regard to the principles of conflicts of law of such State.

              (h) Stock Splits etc. The share numbers referred to in this
                  ----------------
Agreement do not reflect, but will be appropriately adjusted in the event of, any stock split, stock dividend, subdivision or reclassification of the Company's capital stock.

              (i) Counterparts. This Agreement may be executed in any number of
                  ------------
counterparts, each of which when so executed shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

              (j) Jurisdiction. Each party to this Agreement hereby irrevocably
                  ------------
agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought exclusively in the courts of the State of Illinois or of the United States of America for the Northern District of Illinois and hereby expressly submits to the venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                      UTILIMED, INC.


                      By:  /s/ Carl R. Adkins
                         -------------------------------
                         Name:   Carl R. Adkins, M.D.
                         Title:  Chief Executive Officer

                      WHITNEY 1990 EQUITY FUND, L.P.


                      By:  /s/ Jeffrey R. Jay
                         -------------------------------
                         Name: Jeffrey R. Jay, M.D.
                         Title: General Partner

                      J.H. WHITNEY & CO.


                      By:  /s/ Jeffrey R. Jay
                         -------------------------------
                         Name: Jeffrey R. Jay, M.D.
                         Title: General Partner


                      WHITNEY SUBORDINATED DEBT FUND, L.P


                      By:  /s/ Jeffrey R. Jay
                         -------------------------------
                         Name: Jeffrey R. Jay, M.D.
                         Title: General Partner

                      CHASE VENTURE CAPITAL
                      ASSOCIATES, A CALIFORNIA LIMITED
                      PARTNERSHIP

                      By: CHASE CAPITAL PARTNERS
                          Its General Partner

                         By:  /s/ Mitchell J. Blutt
                            ------------------------------
                            Name: Mitchell J. Blutt, M.D.
                            Title: Executive Partner


                            -----------------------------
                              Alan P. Mintz, M. D.

                            -----------------------------
                              John E. Adams

                      CHASE VENTURE CAPITAL
                      ASSOCIATES, A CALIFORNIA LIMITED
                      PARTNERSHIP

                      By:  CHASE CAPITAL PARTNERS
                           Its General Partner

                         By:
                            -------------------------------
                            Name: Mitchell J. Blutt, M.D.
                            Title: Executive Partner

                              /s/  Alan P . Mintz M.D.
                            ----------------------------
                              Alan P . Mintz M.D.


                            ----------------------------
                              John E. Adams

                      CHASE VENTURE CAPITAL
                      ASSOCIATES, A CALIFORNIA LIMITED
                      PARTNERSHIP

                      By:  CHASE CAPITAL PARTNERS
                           Its General Partner

                        By:
                           -------------------------------
                           Name:
                           Title:


                           ---------------------------
                             Alan P. Mintz, M. D.


                            /s/ John E. Adams
                           ---------------------------
                             John E. Adams